                                             EFFECTIVE DATE: MONTH ______   DAY______   YEAR _______

    DEALERSHIP CONTRACT ADDENDUM

THIS ADDENDUM is between U-HAUL® CO. OF SEE THE ATTHACED LIST OF PARTICIPATING U-HAUL CO. ENTITIES collectively hereinafter referred to as “U-Haul” and  SEE THE ATTACHED LIST OF PARTICIPATING “Dealer” ENTITIES AND LOCATIONS, collectively hereinafter referred to as “Dealer”.

RECITALS

U-Haul and Dealer previously entered into a Dealership Contract for the rental of the Equipment. (Any defined terms not defined herein shall have the same meaning as set forth in the Dealership Contract)

U-Haul and Dealer desire to modify the terms and conditions of the Dealership Contract as follows:

AGREEMENT

I. THE FOLLOWING LANGUAGE IS HEREBY ADDED TO THE DEALERSHIP CONTRACT:

1. Dealer’s rental of U-Box(s) and U-Box Trailers:

U-Haul is in the business of renting portable moving and storage pods, hereinafter the “U-Box(s)”. U-Haul is also in the business of renting trailers that are dedicated solely to the transportation of the U-Box(s), hereinafter the “U-Box Trailers”.

U-Haul hereby appoints Dealer as an agent for the rental of the U-Box(s) and the U-Box Trailers for and on behalf of U-Haul. Dealer acknowledges that the U-Box(s) and the U-Box Trailers are consigned to Dealer and title to the U-Box(s) and the U-Box Trailers shall remain with U-Haul at all times.

U-Haul will provide to Dealer, for rental to the public, a certain number of U-Box(s) and U-Box Trailers as mutually agreed upon by U-Haul and Dealer.

For those U-Box(s) that U-Haul provides to Dealer, Dealer shall pay to U-Haul ten dollars ($10.00) per month for each individual U-Box.

2. U-Box(s) Revenue Due Dealer from U-Haul:

(a.) For the rental of U-Box(s), Dealer will receive 80% of the rental revenue for those
U-Box(s);

(b.) For the local delivery of U-Box(s), Dealer will receive 100% of the delivery fees revenue;

(c.) For the one-way shipping of U-Box(s), Dealer will receive 5% of the one-way shipping fees revenue;

(d.) For the rental of the U-Box Trailers, Dealer will receive 35% of the rental revenue for those U-Box Trailers.

(e.) For the load and unload of U-Box(s), Dealer will receive 100% of the load and unload fees revenue.

(f.) For those miscellaneous fees charged to, and received by, a customer for the U-Box(s), Dealer will receive 100% for those miscellaneous fees revenue.

(g.) Dealer agrees that it does not/will not receive any revenue from its sale of the SafeStor Mobile Storage Protection product.

(h.) U-Haul and Dealer agree that all gross revenue that is remitted by Dealer to U-Haul and that any revenue due Dealer from U-Haul will be done in accordance with the terms of the U-Haul Fast Pay Program as set forth in the Dealership Contract.

3. U-Haul’s right to change revenue percentages.

Dealer expressly agrees that U-Haul in its sole discretion, upon thirty (30) days prior written notice to Dealer (including electronic notice), can change any or all of the revenue percentages in Section 2
(a.) – (f.) above. U-Haul agrees that any changes to the revenue percentages will not be made retroactive.

4. Hold Harmless with regard to U-Box(s) and U-Box Trailers.

U-Haul shall hold Dealer harmless from any and all liability incurred by Dealer solely in its capacity as a U-Haul dealer for property damage, personal injury or death to third parties involving the U-Box(s) and U-Box Trailers. U-Haul shall indemnify, hold harmless and defend Dealer against any claims, actions or suits arising against Dealer solely in its capacity as a U-Haul dealer. If U-Haul defends Dealer hereunder, U-Haul will hire, appoint and direct the attorney and Dealer agrees to fully cooperate with that attorney. This provision shall be effective only when the U-Box(s) and/or the U-Box Trailers are being rented or used under a valid U-Haul Rental Contract, when Dealer has complied with U-Haul rental requirements specifically including but not limited to the Meaningful Assurance requirements, when Dealer has complied with U-Haul hookup procedures and other instructions, when Dealer has collected the applicable rental and other fees prior to dispatching the U-Box(s) and/or U-Box Trailers, when Dealer has performed the U-Haul receiving and dispatching procedures, and; when Dealer has issued the appropriate User’s Guide, U-Haul Rental Contract and its applicable Addendum. This provision shall not apply to the negligence or misconduct or intentional acts of Dealer, its employees, agents, affiliates, related entities or representatives.

5. Risk of Loss to U-Box(s) and U-Box Trailers.

Between U-Haul and Dealer, U-Haul shall assume all responsibility for loss of, or damage to, the U-Box(s) and U-Box Trailers, when damage is due to theft or vandalism while in the custody of Dealer; provided, however, that Dealer and its employees and agents shall not intentionally steal, damage or vandalize the U-Box(s) and U-Box Trailers. Dealer shall use best efforts to protect and preserve the Equipment and all other U-Haul property in its custody.

6. Dealer’s restatement of its obligations to protect U-Haul’s Intellectual property and other rights.

Dealer hereby restates and reaffirms its obligations in the Dealership Contract with regard to the confidential, proprietary and trade secret information of U-Haul and U-Haul’s trademarks, copyrights, artwork and U-Haul’s goodwill. Therefore, Dealer specifically and expressly agrees that Sections 4h and 4i of the Dealer Contract applies to its rental of U-Box(s) and U-Box Trailers.

7. Dealer’s restatement of its obligations to mandatory arbitration of disputes.

Dealer hereby restates and reaffirms its obligations in the Dealership Contract with regard to the mandatory arbitration of disputes.

8. Consideration:

Each party represents that the respective obligations of the other party in this Addendum and in the Dealership Contract constitute good and valuable consideration.

9. Dealer Contract:

This Addendum is integrated into the Dealership Contract so as to be one agreement and all other terms and conditions of the Dealership Contract shall remain in place.

DEALER:                                                                                   U-HAUL CO:

Signature:_________________                                                Signature:____________________

Print Name:________________                                                Print Name:___________________

Title:_____________________                                                 Title:_________________________

Date:_____________________                                                 Date:_________________________